Exhibit 23.22

Consent of Qualified Person

Report Description

Report titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina”
(“Report”)

Piedmont Lithium Inc.
(“Company”)

April 20, 2023
(“Date of Report”)

Consent

I, Peter Grigsby, CP. Eng., of Primero Group Americas Inc., confirm that:

•
In connection with the filing of the Registration Statement on Form F-4 of Sayona Mining Limited (“Sayona”) and the proxy statement/prospectus included therein (as amended and supplemented, the “Registration Statement”), I consent to:

o
The incorporation by reference of the Technical Report Summary titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina” (“TRS - Definitive Feasibility Study”) filed with the Company’s Annual Report on Form 10-K/A on April 25, 2023 and incorporated by reference into the Company’s Annual Report on Form 10-K filed February 28, 2024, into the Registration Statement; and,

o
The use of the Primero Group Americas Inc. name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated under by the Securities and Exchange Commission) in connection with the TRS — Definitive Feasibility Study, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed or approved by us, that is reported or incorporated by reference into the Registration Statement.

•	I have read and understood the requirements of the Regulation S-K 1300 Modernization of Property Disclosures.
•	Primero Group Americas Inc. meets the definition of a “Qualified Person” as defined by Regulation S-K, and to the activity for which our firm is accepting responsibility.
•	I have reviewed the Technical Report Summary to which this Consent Statement applies.
•
I am a full-time employee of Primero Group Americas Inc.. who has been engaged by Piedmont Lithium Inc. to prepare the documentation for the Carolina Lithium Project on which the Report is based.  The Report maintains an effective date of December 31, 2021.

I verify that the Report is based on and fairly and accurately reflects in the form and context in which it appears, the information in our supporting documentation relating to:

•	Section 1 — Executive Summary
•	Section 2 — Introduction
•	Section 10 — Mineral Processing and Metallurgical Testing
•	Section 14 — Processing and Recovery Methods
•	Section 18 — Capital and Operating Costs
•	Section 19 — Economic Model and Sensitivity Analysis
•	Section 22 — Interpretation and Conclusions
•	Section 23 — Recommendations
•	Section 24 — Referencnes
•	Section 25 — Reliance on Information Provided by the Company

/s/ Peter Grigsby	May 16, 2025
Signature of Authorized Representative of the 3rd Party Firm Acting as Qualified Person	Date
/s/ Ahren Gray	Ahren Gray
Signature of Witness	Print Witness Name